EXHIBIT 99.3

     Unaudited pro forma Consolidated Balance Sheet as of June 30, 2007 and Consolidated Statements of Income For The Year Ended December 31, 2006 and
                     For The Six Months Ended June 30, 2007


Introduction to Unaudited Pro forma Financial Statements

         The following unaudited pro forma consolidated balance sheet as of June 30, 2007 and unaudited pro forma consolidated statements of income for the year ended December 31, 2006 and for the six months ended June 30, 2007 are based on the corresponding historical financial statements of IntegraMed America, Inc. ("IntegraMed") and Vein Clinics of America, Inc. ("VCA"), after giving effect to the acquisition of VCA and the financing transaction related thereto, which occurred on August 8, 2007.

         The unaudited pro forma consolidated balance sheet gives effect to the acquisition and related financing transaction as if they had occurred on June 30, 2007. The unaudited pro forma consolidated statements of income give effect to the acquisition and related financing transaction as if they had occurred on January 1, 2006.

         The unaudited pro forma financial statements are based on available information and certain estimates and assumptions set forth in the accompanying notes to such financial statements. These unaudited pro forma financial statements do not give effect to any integration costs or any cost savings or other operating efficiencies that could result from the acquisition. These unaudited pro forma financial statements are provided for informational purposes only, and do not purport to represent our financial condition or our results of operations that would have been achieved if the acquisition and related financing transaction had occurred on the dates noted above, or to project the financial condition or results of operations for any future date or period.

         The acquisition will be treated as a purchase business combination for accounting purposes and VCA assets acquired and liabilities assumed will be recorded at fair value. We have reflected the preliminary assessment of the purchase price allocation. The final assessment of the fair value of the assets and liabilities could change. Any such change would be reflected in regular quarterly financial reporting as an adjustment to goodwill.

         These unaudited pro forma financial statements should be read in conjunction with the historical financial statements of IntegraMed included in its annual report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007 and the historical financial statements of VCA included elsewhere in this current report on Form 8-K/A.



                            INTEGRAMED AMERICA, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2007
                (all dollars in thousands, except share amounts)
                                   (unaudited)

                                                                                    Pro Forma
                                                           IntegraMed     VCA      Adjustments        #      Pro Forma
                                                           ----------     ---      -----------        -      ---------
ASSETS
Current assets:
   Cash and cash equivalents................................  $36,267     $  545       25,000         (2)     $22,710
                                                                                         (263)        (2)
                                                                                       (7,982)        (2)
                                                                                      (24,000)        (2)
                                                                                       (6,778)        (2)
                                                                                          (79)        (1)

   Receivables, net.........................................      420      4,681         (354)        (1)       4,747

   Notes and inter-company receivable.......................       --      1,345         (434)        (1)          --
                                                                                         (911)        (1)

   Inventories..............................................       --        617                                  617

   Deferred income taxes, net...............................    1,525         --                                1,525

   Prepaids and other current assets........................    3,550        329         (446)        (5)       3,433
                                                              -------     ------      -------                 -------
       Total current assets.................................   41,762      7,517       16,247                  33,032

   Fixed assets, net........................................   13,670      2,196         (357)        (1)      15,509

   Exclusive Service Rights.................................   20,891         --                               20,891

   Goodwill.................................................       --         --        3,454         (4)      27,560
                                                                                          446         (5)
                                                                                       24,000         (2)
                                                                                        4,000         (2)
                                                                                       (4,340)        (2)

   Intangibles..............................................       --         --        4,340         (2)       4,340

   Deferred income taxes....................................      589         --                                  589

   Other assets.............................................      650      1,162          (10)        (1)
                                                                                         (427)        (3)
                                                                                          263         (2)       1,638

                                                              -------     ------      -------                 -------

       Total assets.........................................  $77,562    $10,875      $15,122                $103,559
                                                              =======    =======      =======                ========



                            INTEGRAMED AMERICA, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2007
                (all dollars in thousands, except share amounts)
                                   (unaudited)



                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                                      Pro Forma
                                                             IntegraMed   VCA        Adjustments       #     Pro Forma
                                                             ----------   ---        -----------       -     ---------
Current liabilities:
   Accounts payable......................................... $    762    $   823          (18)        (1)     $ 1,567
   Accrued liabilities......................................   11,974      4,509       (2,018)        (1)      14,465
   Current portion of long-term notes payable
     and other obligations..................................    1,468        943       (1,430)        (2)       3,324
                                                                                        2,670         (2)
                                                                                         (327)        (2)
   Due to medical practices.................................    5,833                                           5,833
   Shared Risk Refund program and
     other patient deposits.................................    8,477      1,143                                9,620
                                                             --------     ------       -------                 ------
       Total current liabilities............................   28,514      7,418        1,123                  34,809

Other liabilities...........................................       --        441                                  441

Long-term notes payable and other obligations...............    6,552      6,938       (1,004)        (1)
                                                             --------     ------
                                                                                       (6,451)        (2)
                                                                                       22,330         (2)
                                                                                       (6,552)        (2)      21,813
                                                                                      -------         --      -------

Total Liabilities...........................................   35,066     14,797        7,200                  57,063

Commitments and Contingencies


Shareholders' equity:

   Common Stock.............................................       82          6           (6)        (4)          82
   Capital in excess of par.................................   49,531                   4,000         (2)      53,531
   Accumulated other comprehensive income...................       (6)                                             (6)
   Treasury Stock, at cost .................................      (60)                                            (60)
   Accumulated deficit......................................   (7,051)    (3,928)        (427)        (3)      (7,051)
                                                               -------    ------                             --------
                                                                                        3,460         (4)
                                                                                        1,806         (1)
                                                                                         (911)        (1)

       Total shareholders' equity...........................   42,496     (3,922)       7,922                 46,496
                                                             --------     ------      -------                --------
       Total liabilities and shareholders' equity...........  $77,562    $10,875      $15,122                $103,559
                                                              =======    =======      =======                ========


          See accompanying notes to the pro forma financial statements.

                            IntegraMed America, Inc.
           Notes to the Unaudited Pro Forma Consolidated Balance Sheet
                               As of June 30, 2007


A. The Company is still in the process of performing its allocation of the purchase, and the final allocation is subject to completion of a review by a third party valuation specialist. Our preliminary allocation consists of:

              Total purchase price...........................    $28,000,000
              Transaction costs..............................        446,000
              Add net liabilities assumed acquired...........      3,454,000
                                                               -------------
                  Total......................................     31,900,000
              Less: Indentified indefinite life intangibles..      4,340,000
                                                               -------------
              Goodwill.......................................    $27,560,000
                                                                 ===========

         Contingent consideration payments, if any, related to earn out provisions of the purchase agreement (based on attainment of certain levels of earnings before interest, taxes, depreciation and amortization for 2007 and 2008 have been excluded from the above calculation as they are not estimable at this time. Such payments, if any, will be paid 50% in cash and 50% in stock and will result in an adjustment to the purchase price and allocated to goodwill.

1. To eliminate assets and liabilities of consolidated affiliates that were not acquired by IntegraMed.

2. To record the activity for the acquisition. This activity consists of the following:

     a. Loan proceeds of $25,000,000 consisting of a current portion of $2,670,000 and a long-term portion of $22,330,000.

     b. Elimination of VCA old loan of $6,778,000 consisting of current notes payable of $327,000, and a long-term portion of debt of $6,451,000. Pay off existing IntegraMed debt of $7,982,000 consisting of current portion of $1,430,000 and long-term portion of $6,552,000.

     c.  Loan cost of $263,000.

     d.  Transaction payments totaling  $28,000,000  comprised of $24,000,000 of
         cash  and   $4,000,000   of  stock   including   payments   to  selling
         shareholders.

     e. To reclassify intangible assets with an indefinite life of $4,340,000.

3.       Elimination of VCA old loan cost of $427,000.

4. Reclassification of stockholder's deficit of $3,454,000 to goodwill (which consists of class A stock of $6,000, and retained (deficit) of ($3,460,000)) upon application of preliminary purchase accounting.

5.       Reclassify transaction costs of $446,000 to goodwill.



                            INTEGRAMED AMERICA, INC.
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2006
              (all amounts in thousands, except per share amounts)
                                   (unaudited)

                                                                                        Pro Forma
                                                           IntegraMed        VCA        Adjustment         #        Pro Forma
                                                           ----------       -----       ----------      -------     ---------

Revenues, net.............................................   $126,438      $28,620         (139)          (1)        $154,919

Costs of services and sales:..............................    110,780       18,425         (139)          (1)         129,066
                                                              -------       ------       ------                       -------


Contribution..............................................     15,658       10,195           --                        25,853

General and administrative expenses.......................     12,305        7,656          630           (7)
                                                                                            (32)          (2)
                                                                                           (507)          (1)          20,052

Interest income...........................................     (1,073)        (137)         525           (4)            (685)

Interest expense..........................................        695          462          (77)          (1)
                                                                                            733           (3)           1,813

Other  expenses...........................................         --           84           74           (1)             158
                                                              -------      -------       ------                      --------
                                                               11,927        8,065        1,346                        21,338

Income before income taxes................................      3,731        2,130                                      4,515

Income tax provision .....................................        507           --         (511)          (6)
                                                                                            809           (5)             805

                                                               ------       ------       ------                        ------

Net income................................................     $3,224       $2,130       $1,644                        $3,710
                                                               ======       ======       ======                        ======

Basic and diluted net earnings per share :

     Basic earnings per share.............................      $0.40                                                   $0.44
                                                                =====                                                   =====
     Diluted earnings per share...........................      $0.39                                                   $0.43
                                                                =====                                                   =====

     Weighted average shares - basic......................      8,090                       337           (8)           8,427
                                                                =====                       ===                         =====
     Weighted average shares - diluted....................      8,194                       337           (8)           8,531
                                                                =====                       ===                         =====



                See accompanying notes to the unaudited pro forma
                       consolidated financial statements

                            IntegraMed America, Inc.
       Notes to the Unaudited Pro Forma Consolidated Statements of Income
                      For the Year Ended December 31, 2006

1. To eliminate activity of consolidated affiliates not acquired by IntegraMed.

2. Adjustment to eliminate VCA historical loan cost amortization expense of $85,000 and to reflect the pro forma loan cost amortization expense of $53,000 associated with the incremental $ 25 million loan included in the amended and restated credit facility. Amortization based on five-year loan terms.

3. Adjustment to eliminate VCA and IntegraMed historical interest expense of $1,080,000 and to reflect the pro forma interest expense of $1,813,000 associated with the incremental $25 million loan included in the amended and restated credit facility. Interest rate at 7.25%.

4. To record reduction in interest income of $525,000 related to IntegraMed cash used in the transaction based on approximately $14,000,000 of invested cash used which were earning an average of 3.75%.

5. Adjustments to reflect the income taxes on VCA income as it was an S Corporation at 38% expected tax rate.

6. Adjustments to reflect income tax effect related to the pro forma adjustments at 38% expected tax rate.

7. Reflect cost of planned recurring infrastructure additions needed for operation of a public company in areas such as finance, Sarbanes-Oxley and other staff positions related to operations and revenue cycles.

8. To reflect shares issued as part of the transaction. A total of 337,500 shares at $11.85 per share ($4,000,000) were issued.



                            INTEGRAMED AMERICA, INC.
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2007
              (all amounts in thousands, except per share amounts)
                                   (unaudited)

                                                                                    Pro Forma
                                                         IntegraMed       VCA      Adjustments          #      Pro Forma
                                                         ----------      -----     -----------        ----     ---------
Revenues, net........................................     $ 66,396       $16,559                                $82,955
                                                          --------       -------

Costs of revenues:...................................       58,070        10,084                                 68,154
                                                          --------       -------                                -------

Contribution.........................................        8,326         6,475                                 14,801

General and administrative expenses..................        6,589         4,963          315           (7)
                                                                                         (302)          (1)      11,549
                                                                                          (16)          (3)

Interest income......................................         (694)          (31)         263           (5)        (462)

Interest expense.....................................          277           431          242           (4)
                                                                                          (44)          (1)         906

Other expenses.......................................           --         1,067       (1,035)           1           32
                                                             -----        ------      -------                  --------
                                                             6,172         6,430         (577)                   12,025

Income before income taxes...........................        2,154            45                                  2,776

Income tax provision ................................          722                        219           (6)         958
                                                                                           17           (2)

                                                           -------         -----      -------                  --------

Net income...........................................      $ 1,432         $  45         $341                    $1,818
                                                           =======         =====      =======                  ========

Basic and diluted net earnings per share:

   Basic earnings per share..........................      $   0.18                                               $0.21
                                                           ========                                               =====
   Diluted earnings per share........................      $   0.17                                               $0.21
                                                           ========                                               =====

   Weighted average shares - basic...................        8,147                        337           (8)       8,484
                                                             =====                        ===                     =====
   Weighted average shares - diluted.................        8,246                        337           (8)       8,583
                                                             =====                        ===                     =====


                     See accompanying notes to the pro forma
                       consolidated financial statements.

                            IntegraMed America, Inc.
       Notes to the Unaudited Pro Forma Consolidated Statements of Income
                     For the Six Months Ended June 30, 2006


1. To eliminate activity of consolidated affiliates not acquired by IntegraMed.

2. Adjustment to reflect income taxes at 38% expected effective rate on VCA income as it was an S Corporation.

3. To record amortization of $27,000 related to loan fee (annual fee prorated) and eliminate VCA historical amortization of $43,000. Loan fee amortization based on 5-year loan term.

4. Adjustment to eliminate VCA historical interest expense of $387,000 and IntegraMed interest of $277,000 and to reflect the pro forma loan interest expense of $906,000 associated with the incremental $25 million loan included in the amended and restated credit facility at 7.25%.

5 To record reduction in interest income of $263,000 related to IntegraMed cash used in transaction based on approximately $14,000,000 of invested cash used which were earning an average of 3.75%.

6. Adjustments to reflect the income tax effect of $219,000 related to the pro forma adjustments at 38% effective tax rate.

7. Reflect cost of planned recurring infrastructure additions needed for operation of a public company in areas such as finance, Sarbanes-Oxley and other staff positions related to operations and revenue cycle

8. To reflect shares issued as part of the transaction. A total of 337,500 shares at $11.85 per share ($4,000,000) were issued.